Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208876, 333-197706, 333-62780, 333-63186, 333-130605, 333-153202, 333-153770, 333-169961 and 333-181150 on Form S-8 and 333-208924 on Form S-3 of Willis Towers Watson Public Limited Company of our report dated August 14, 2015, relating to the financial statements of Towers Watson & Co., appearing in the Current Report on Form 8-K of Willis Towers Watson Public Limited Company.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

March 9, 2016